PROMISSORY NOTE

$1,037,683.96 (Total of Note) — Anaheim (City) — CA (State) — September 5, 2002 (Date)

FOR VALUE RECEIVED, Larry A. Connolvi d/b/a Elite Machine Tool Company and E.M. Tool Company, Inc., ("Maker") Jointly and Severally promises to pay to the order of Financial Federal Credit Inc. ("Holder"), at 10715 David Taylor Drive, Suite 550, Charlotte, NC 28262, or such other place as Holder may, from time to time, designate in writing, the amount of One million thirty-seven thousand six hundred eighty-Three and 96/100 Dollars ($ 1,037,683.96), payable in consecutive monthly installments, as follows:

60	installments, each in the amount of $	8,250.00	; then
1	installments, each in the amount of $	542,683.96	; then
	installments, each in the amount of $		; then
	installments, each in the amount of $		; then
	installments, each in the amount of $		; then
	installments, each in the amount of $		; then
	installments, each in the amount of $		; then
	installments, each in the amount of $		; then
	installments, each in the amount of $		; then
	installments, each in the amount of $		

Said consecutive monthly installments shall commence on the 1st day of ~~November~~ January, ~~2002~~, and continue on the same day of each month thereafter until the indebtedness evidenced hereby is paid in full; with interest from the date hereof being payable on the unpaid principal amount at the maturity of each installment at the rate of ______ percent (____ %) per annum (but in no event shall such rate exceed any maximum permitted by applicable law). Maker shall also pay to Holder on demand, on each installment (of principal and/or interest) not fully paid prior to the ~~10th~~ day (or such longer period as required by law) after ~~its due date~~, a late charge equal to the maximum percentage of such overdue installment legally permitted as a late charge, not to exceed five percent (5%); and after maturity of the entire indebtedness (whether by acceleration or otherwise), Maker shall pay, on demand, interest on the unpaid indebtedness (excluding unpaid late charges) at the maximum lawful daily rate, but not to exceed 0.0565% per day, until paid in full. Interest shall be calculated on the basis of a 360 day year and for the actual number of days elapsed, unless such calculation would cause the effective interest rate under this Note to exceed the maximum rate allowed by applicable law, in which case such calculation shall be on the basis of a 365 day year.

Upon nonpayment when due of any amount owing hereunder, or if default occurs under any security agreement, pledge, assignment, deed of trust, or any instrument or document executed to evidence, secure, guarantee, govern or in any way pertain to the loan evidenced by this Note, Holder may, at its option, without notice or demand, accelerate the maturity of the indebtedness then outstanding under this Note and declare same to be at once due and payable whereupon it shall be and become immediately due and payable. Maker, all endorsers, guarantors and any other party liable on this Note also promise and agree to pay Holder's costs, expenses and reasonable attorneys' fees incurred in enforcing and/or collecting this Note. Maker, all endorsers, guarantors and any other party liable on this Note waive presentment for payment, demand, protest, notice of protest and notice of nonpayment, default and dishonor, notice of intent to accelerate, notice of acceleration, and further, to the extent allowed by law, waive all benefits of valuation, appraisement and exemption laws. Holder may, without notice, extend the time of payment of this Note, postpone the enforcement hereof, grant any other indulgence, add or release any party primarily or secondarily liable hereon and/or release or change any collateral securing this Note without affecting or diminishing Holder's right of recourse against Maker, all endorsers, guarantors and other parties liable on this Note, which right is hereby expressly reserved. As used in this Note, the term "Holder" includes any future holder of this Note. If more than one person signs this Note, the obligations of each of them shall be joint and several. Except ~~as provided herein to the contrary~~, Maker shall have ten (10) days from receipt of written notice of default to cure such default.

Provided that Makers do not default on their obligations hereunder or under the Settlement Agreement on more than two occasions, and provided that any such default which has occurred is timely cured, the balloon payment set forth above as the last installment shall be extended on a three year period at eight percent interest (8%) per annum. Maker then shall make thirty-six (36) consecutive monthly payments hereunder in the amount of $ ~~8,260.80~~ 15,874.30 and one payment in the amount of $ ~~[illegible]~~ [illegible]451,219.

Notwithstanding anything to the contrary in this Note or any related writing, all agreements between Maker and Holder, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand for payment or acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged or received by Holder exceed the maximum amount permissible under applicable law. The right to accelerate maturity of sums due under this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Holder does not intend to charge or collect any unearned interest in the event of acceleration. If, from any circumstance whatsoever, interest would otherwise be payable to Holder in excess of the maximum lawful amount, the interest payable to Holder shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance Holder shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of the principal hereof such excess shall be refunded to Maker. All interest paid or agreed to be paid to Holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal (including the period of any extension or renewal hereof) so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between Maker and Holder.

The proceeds from the loan evidenced by this Note are to be used for business purposes only, and no part thereof is to be used for primarily consumer, personal, family or household purposes.

HIS WRITTEN AGREEMENT AND ALL OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. THIS NOTE MAY NOT BE CHANGED OR TERMINATED ORALLY.

CO-MAKER

MAKER Larry A. Consalvi d/b/a Elite Machine Tool Company and E.M. Tool Company, Inc., Jointly and Severally

By: ______________________

______________________ Title

____
(Witness for Maker and Co Maker)

Larry A. Consalvi d/b/a Elite Machine Tool Company

By: ______________________

E.M. Tool Company, Inc.

By: ______________________
PRESIDENT

ENDORSEMENT

The undersigned do each (jointly and severally) unconditionally guarantee the prompt payment of the within Note at maturity or any time thereafter, or on default prior thereto, hereby waiving presentment for payment, demand, protest, notice of protest, notice of dishonor and notice of every kind and nature, and accepting all of its provisions and authorizing Holder, without notice to any one or more or all of us, to substitute debtors, and/or to grant one or more extensions in whole or in part, and/or to receive security or additional security for the payment hereof and/or to surrender, release or substitute any such security.

If any payment on this Note is not paid when due, then the remaining unpaid indebtedness shall, without notice or demand, become immediately due and payable, at the option of Holder, and may be recovered in any suit brought by the Holder of this Note against any one or more or all of us, at the option of Holder, whether such suit has been commenced against Maker or not, and in any such suit Maker may be joined with one or more or all of us, at the option of Holder.

The Holder of this Note shall not be required to look to any security given or held for the payment of this Note, but may proceed against any one or more or all of us immediately upon a default in payment or otherwise. Any execution may be immediately levied upon any real or personal property of the undersigned, all rights of the undersigned to have personal property last taken and sold under such execution being hereby expressly waived.

____
(Endorser)

____
(Endorser)

____
(Endorser)